FOR IMMEDIATE RELEASE

American Vanguard Reports Third Quarter 2025 Results

Quarterly Adjusted EBITDA of $8.2 million vs. $1.8 million in Q3 last year

Maintains full year 2025 EBITDA Guidance of $40 million to $44 million

Newport Beach, CA | November 10, 2025 — American Vanguard® Corporation, a diversified specialty and agricultural products company that develops, manufactures, and markets solutions for crop protection and nutrition, turf and ornamental management and commercial pest control, today reported financial results for the third quarter ended September 30, 2025.

Financial and Operational Highlights Third Quarter 2025 – versus Third Quarter 20241:

•
Net sales of $119 million vs. $118 million;
•
Gross profit margin of 29% vs. 15%;
•
Net loss of $12.4 million vs. $25,7 million
•
Adjusted EBITDA2 of $8.2 million vs. $1.8 million;
•
EPS of $(0.43) vs. ($0.91);
•
Total inventory of $199 million, down $47 million year-over-year.

Dak Kaye, CEO of American Vanguard, stated “Since joining the company 11 months ago, my message has been to simplify, prioritize and deliver. I can see that our efforts to follow that mantra are yielding positive results. In the midst of a challenging agricultural environment, we experienced improved results compared to the year ago period. Greater manufacturing efficiency, lower net trade working capital, and reduced operational expenses have contributed to higher gross profit margins and a substantial improvement in EBITDA. By controlling the things that we can control and leaning into our customers’ needs, we have achieved these results in the midst of industry-wide uncertainty. Looking forward, we see signs of greater stability in our markets as we finish out the year and head into 2026. Against this backdrop, I am pleased to reiterate our full year 2025 adjusted EBITDA target in the range of $40 million to $44 million.”

Mr. Kaye continued, “In addition, in future filings and communications we intend to change the nomenclature of our non-crop business to the Specialty business. We think that changing the name to Specialty will help to put a clearer focus on the world-class technologies that this business is bringing to market and align the business terminology with our peers.”

David Johnson, Chief Financial Officer stated, “I am pleased to see the positive results of our business improvement plan. Our gross profit margin increased, in comparison to the same quarter of 2024, and our adjusted EBITDA margin increased

1 Third quarter 2024 are GAAP figures and include adjustments related to a product recall.

2 Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.

by 540 basis points quarter-over-quarter. These results are noteworthy given the backdrop of a weak overall agricultural market, which has affected grower spending levels. We continue to keep a close eye on net trade working capital, as evidenced by a reduction in total inventory of $47 million, as compared to this time last year, which, in turn, limited the need to access our credit facility. Also, as planned we continue to wind down spending on our business transformation, which was almost $7 million lower than the year ago period, and down more than $11 million when compared to the first nine months of 2025. We have transitioned the initial transformation effort towards an internally driven business improvement plan; accordingly, we expect that associated expenses will continue to decrease over the coming quarters. In addition, we recorded a total charge of $7.6 million to cover products liability claims of $6.7 million and related expenses, including the recovery and disposal of unused material at growers, arising from one of our products that had been contaminated by the third party formulator; in the future we expect to fully recover this expense through recourse against the counterparty and its insurers. The charge is included as an adjustment to EBITDA. One final point to note, the fourth quarter has historically been our strongest period, and we expect that to be the case this year. Given this seasonal strength, we expect to generate a material amount of free cash flow during this period, which we plan to allocated towards debt paydown.”

Earnings Conference Call

The company will be hosting an earnings conference call at November 10, 2025 at 9 am Eastern Time/6 am Pacific Time.

The conference call can be accessed through the following link: https://www.webcaster5.com/Webcast/Page/3070/53091

A replay of this event can be accessed through the company website.

The company plans to post on the Investor Relations section of the company’s website a supplemental presentation that should be read in connection with this earnings release.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agriculture products company that develops and markets products for crop protection and management, turf and ornamentals management, and public and animal health. Over the past 20 years, through product and business acquisitions, the Company has significantly expanded its operations and now has more than 1,000 product registrations worldwide. To learn more about the Company, please reference www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release the matters set forth in this press release include forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” These forward-looking statements are based on the current expectations and estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include risks detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release. The company disclaims any intent or obligation to update these forward-looking statements.

Company Contact Investor Representative

American Vanguard Corporation Alpha IR Group

Anthony Young, Director of Investor Relations Robert Winters

anthonyy@amvac.com Robert.winters@alpha-ir.com

(949) 221-6119 (929) 266-6315

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS	September 30, 2025	December 31, 2024
Current assets:
Cash	$16,795	$12,514
Receivables:
Trade, net of allowance for credit losses of $11,363 and $9,190, respectively	167,138	169,743
Other	8,009	4,699
Total receivables, net	175,147	174,442
Inventories	199,005	179,292
Prepaid expenses	10,087	7,615
Income taxes receivable	5,434	5,030
Total current assets	406,468	378,893
Property, plant and equipment, net	55,799	58,169
Operating lease right-of-use assets, net	17,749	19,735
Intangible assets, net of amortization	143,407	150,497
Goodwill	21,040	19,701
Deferred income tax assets	3,523	1,242
Other assets	7,027	8,484
Total assets	$655,013	$636,721

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,204	$69,159
Customer prepayments	31,234	52,675
Accrued program costs	81,909	69,449
Accrued expenses and other payables	24,271	31,989
Operating lease liabilities, current	6,185	6,136
Income taxes payable	2,364	2,942
Total current liabilities	230,167	232,350
Long-term debt	182,250	147,332
Operating lease liabilities, long term	12,154	14,339
Deferred income tax liabilities	8,997	7,989
Other liabilities	457	1,601
Total liabilities	434,025	403,611
Commitments and contingent liabilities (Note 13)
Stockholders' equity:
Preferred stock, $0.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $0.10 par value per share; authorized 40,000,000 shares; issued 34,970,687 shares at September 30, 2025 and 34,794,548 shares at December 31, 2024	3,497	3,479
Additional paid-in capital	116,885	114,679
Accumulated other comprehensive loss	(11,406)	(18,729)
Retained earnings	183,213	204,882
	292,189	304,311
Less treasury stock at cost, 5,915,182 shares at September 30, 2025 and December 31, 2024	(71,201)	(71,201)
Total stockholders’ equity	220,988	233,110
Total liabilities and stockholders’ equity	$655,013	$636,721

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$119,313	$118,307	$364,426	$381,659
Cost of sales	(85,099)	(101,014)	(259,474)	(284,185)
Gross profit	34,214	17,293	104,952	97,474
Operating expenses
Selling, general and administrative	(26,747)	(26,365)	(81,998)	(86,885)
Research, product development and regulatory	(5,654)	(11,177)	(17,139)	(25,482)
Product liability claims	(7,029)	—	(7,029)	—
Transformation	(1,442)	(8,139)	(5,254)	(16,636)
Assets impairment	(93)	—	(227)	—
Gain from sale of asset	246	—	246	—
Operating loss	(6,505)	(28,388)	(6,449)	(31,529)
Change in fair value of equity investment	(511)	—	(511)	513
Interest expense, net	(4,920)	(4,378)	(13,135)	(11,988)
Loss before provision for income taxes	(11,936)	(32,766)	(20,095)	(43,004)
Income tax (expense) benefit	(422)	7,024	(1,574)	7,093
Net loss	$(12,358)	$(25,742)	$(21,669)	$(35,911)
Net loss per common share—basic	$(0.43)	$(0.91)	$(0.76)	$(1.28)
Net loss per common share—assuming dilution	$(0.43)	$(0.91)	$(0.76)	$(1.28)
Weighted average shares outstanding—basic	28,511	28,173	28,377	28,015
Weighted average shares outstanding—assuming dilution	28,511	28,173	28,377	28,015

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

(In thousands)

(Unaudited)

For the three months ended September 30:

	2025	2024	Change	% Change
Net sales:
U.S. crop	$43,310	$35,533	$7,777	22%
U.S. non-crop	19,233	22,454	(3,221)	-14%
Total U.S.	62,543	57,987	4,556	8%
International	56,770	60,320	(3,550)	-6%
Total net sales	$119,313	$118,307	$1,006	1%
Total cost of sales	(85,099)	(101,014)	15,915	-16%
Total gross profit	$34,214	$17,293	$16,921	98%
Total gross margin	29%	15%

For the nine months ended September 30:

	2025	2024	Change	% Change
Net sales:
U.S. crop	$153,511	$155,075	$(1,564)	-1%
U.S. non-crop	54,067	59,241	(5,174)	-9%
Total U.S.	207,578	214,316	(6,738)	-3%
International	156,848	167,343	(10,495)	-6%
Total net sales	$364,426	$381,659	$(17,233)	-5%
Total cost of sales	$(259,474)	$(284,185)	$24,711	-9%
Total gross profit	$104,952	$97,474	$7,478	8%
Total gross margin	29%	26%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(21,669)	$(35,911)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets	14,007	16,602
Amortization of other long-term assets	16	199
Amortization and accretion of deferred loan fees and discounted liabilities	1,167	342
Gain on disposal of property, plant and equipment	(246)	—
Impairment of assets	227	—
Provision for estimated credit losses	1,944	1,278
Stock-based compensation	1,741	3,887
Change in deferred income taxes	(353)	(9,110)
Changes in liabilities for uncertain tax positions or unrecognized tax benefits	(522)	106
Change in equity investment fair value	511	(513)
Other	—	110
Unrealized foreign currency transactions (loss) gain	(704)	121
Changes in assets and liabilities associated with operations:
Decrease in net receivables	935	33,475
Increase in inventories	(16,513)	(29,429)
Increase in prepaid expenses and other assets	(965)	(4,107)
Change in income tax receivable/payable, net	(1,083)	(6,216)
Decrease in net operating lease liability	(150)	(48)
Increase in accounts payable	11,859	14,512
Decrease in customer prepayments	(21,453)	(38,375)
Increase in accrued program costs	12,285	17,721
(Decrease) increase in other payables and accrued expenses	(8,178)	13,878
Net cash used in operating activities	(27,144)	(21,478)
Cash flows from investing activities:
Capital expenditures	(2,398)	(6,106)
Proceeds from disposal of property, plant and equipment	492	66
Intangible assets	(136)	(341)
Net cash used in investing activities	(2,042)	(6,381)
Cash flows from financing activities:
Payments under line of credit agreement	(179,415)	(214,259)
Borrowings under line of credit agreement	214,334	245,737
Payment of deferred loan fees	(3,339)	—
Net receipt from the issuance of common stock under ESPP	629	901
Net payment for tax withholding on stock-based compensation awards	(147)	(1,416)
Payment of cash dividends	—	(2,510)
Net cash provided by financing activities	32,062	28,453
Net increase in cash and cash equivalents	2,876	594
Effect of exchange rate changes on cash and cash equivalents	1,405	(130)
Cash and cash equivalents at beginning of period	12,514	11,416
Cash and cash equivalents at end of period	$16,795	$11,880

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(12,358)	$(25,742)	$(21,669)	$(35,911)
Income tax expense (benefit)	422	(7,024)	1,574	(7,093)
Interest expense, net	4,920	4,378	13,135	11,988
Depreciation and amortization	4,565	5,703	14,023	16,801
Stock compensation	760	1,135	1,741	3,887
Dacthal returns	(217)	16,191	(646)	16,191
Asset impairment & other writedowns	801	—	935	—
Product liability claims & related expenses	7,610	—	7,610	—
Equity investment fair value adjustment	511	—	511	—
Transformation costs & legal reserves	1,442	7,159	5,254	17,402
Gain on sales of assets	(246)	—	(246)	—
Adjusted EBITDA[3]	$8,210	$1,800	$22,222	$23,265

3 Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from adjusted EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define adjusted EBITDA differently.